Maximum Anniversary Value Death Benefit Rider

This rider forms a part of the Base Contract to which it is attached and is effective on the Issue Date shown on the Maximum Anniversary Value Death Benefit Contract Schedule.  In the case of a conflict with any provision in the Base Contract, the provisions of this rider control.  Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider.  This is a first-to-die rider that terminates as indicated under the Termination of this Rider section.

Definitions

Base Contract
The contract to which this rider is attached.

Daily Transactions
On each Business Day, any Additional Purchase Payments received, Withdrawals taken, including any Withdrawal Charge, credits applied, and Contract Charges and Transfer Fees, if any, deducted.

End Date
The End Date occurs on the earlier of:
•	the Business Day we receive the first Valid Claim from any one Beneficiary; or
•	the older Determining Life's Maximum Anniversary Value Death Benefit Maximum Birthday shown on the Maximum Anniversary Value Death Benefit Contract Schedule.

Determining Life (Lives)
The person(s) on whose life (lives) we base the Maximum Anniversary Value Death Benefit.  We determine the Determining Life (Lives) on the Issue Date.

After we issue this contract, you cannot add, remove or replace a Determining Life.
•	If the Base Contract is solely owned, the Determining Life is the Owner.
•	If the Base Contract is owned by a non-individual, the Determining Life is the Annuitant.
•	If the Base Contract is jointly owned, the Determining Lives are the joint Owners.

If we remove a person as a Joint Owner due to divorce, that person no longer qualifies as a Determining Life and we remove him or her as such from this rider.

For jointly owned non-qualified contracts, if you establish a trust and change ownership to the trust, the prior Owner who is not the Annuitant no longer qualifies as a Determining Life and we remove him or her as such from this rider.

Maximum Anniversary Value
A calculation we use in determining the Maximum Anniversary Value Death Benefit.

S40897                                                      [Admin Tracking Identifier]

Death Benefit

The following is replacing the "Death Benefit" provision under the "Death Benefit" section of the Base Contract. If this rider terminates, we revert back to the "Death Benefit" provision in the Base Contract.

Maximum Anniversary Value Death Benefit
The Maximum Anniversary Value on the Issue Date is equal to the Purchase Payment received on the Issue Date.

At the end of each Business Day we:
•	increase the Maximum Anniversary Value by the amount of any Additional Purchase Payments received that day, and
•	reduce the Maximum Anniversary Value proportionately by the percentage of Contract Value withdrawn that day, including any Withdrawal Charge.

Before the End Date, on the Index Effective Date and each Index Anniversary thereafter, or on the next Business Day if the Index Anniversary is not on a Business Day, the Maximum Anniversary Value is equal to the greater of:
(a)	its current value after processing any Additional Purchase Payments or Withdrawals; or
(b)	the Contract Value after processing any Daily Transactions.

If your Index Effective Date is the same day as your Issue Date, the Maximum Anniversary Value on the Index Effective Date is equal to the Purchase Payment received on the Issue Date.

We no longer make this comparison on or after the End Date.

During the Accumulation Phase, if you (the Owner, or Annuitant if the Owner is a non-individual) are a Determining Life  and you die, or if you die simultaneously with a Determining Life (Lives), the Maximum Anniversary Value Death Benefit is equal to the greater of (a) or (b).
(a)	The Contract Value.
(b)	The Maximum Anniversary Value.
•	For a sole Beneficiary, we determine the Maximum Anniversary Value at the end of the Business Day we receive a Valid Claim from the Beneficiary.
•
For multiple Beneficiaries, we determine the Maximum Anniversary Value for each surviving Beneficiary's portion of the Maximum  Anniversary Value Death Benefit at the end of the Business Day we receive the first Valid Claim from any one Beneficiary.  We determine the Contract Value for each surviving Beneficiary's portion of the Maximum Anniversary Value Death Benefit as of the end of the Business Day we receive his or her Valid Claim.

However, if you (the Owner, or Annuitant if the Owner is a non-individual) and the Determining Life (Lives) are different individuals:
•
If the Determining Life dies before you, we compare the Contract Value and Maximum Anniversary Value determined at the end of Business Day we receive due proof of a Determining Life's death. If your Contract Value is less than the Maximum Anniversary Value, we increase your Contract Value to equal the Maximum Anniversary Value.

•	If you die before a Determining Life, the Maximum Anniversary Value Death Benefit is unavailable and instead your Beneficiary(s) will receive the Death Benefit described in the Base Contract.

Any part of the Death Benefit that is in the subaccounts,if any, remains there until distributed.

Ownership

The following is added to the "Assignment of this Contract" and "Change of Ownership" provisions under the "Ownership" section of the Base Contract.

Assignment of this Contract
An assignment does not change any Determining Life, except as described under the definition of "Determining Life (Lives)".

Change of Ownership
A change of ownership does not change any Determining Life, except as described under the definition of "Determining Life (Lives)".
S40897 2                                              [Admin Tracking Identifier]

Contract Charges

The following is added to the "Product Fee" provision under the "Contract Charges" section of the Base Contract.

The Rider Fee for this rider is shown on the Maximum Anniversary Value Death Benefit Contract Schedule. The Rider Fee is assessed and deducted in the same manner as the Product Fee described in the Base Contract.

We will no longer charge the Rider Fee for this rider on the earlier of the Business Day:
•	this rider terminates; or
•	we receive the first Valid Claim from any one Beneficiary.

Termination of this Rider

This rider terminates on the earliest of the following.
•	The Business Day that the Maximum Anniversary Value and the Contract Value are both zero.
•	The Business Day before the Annuity Date.
•
Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries, if the Determining Life is the Owner (or Annuitant if the Owner is a non-individual) or if the Determining Life dies simultaneously with the Owner.

•
Upon the death of a Determining Life, the end of the Business Day we receive due proof of a Determining Life's death, if the Determining Life is no longer an Owner (or Annuitant if the Owner is a non-individual).

•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner is no longer a Determining Life.

•	The Business Day that the Base Contract terminates.

In all other respects the provisions, conditions, exceptions and limitations contained in the Entire Contract remain unchanged.

Signed for the Company at its home office.

Allianz Life Insurance Company
of North America
[ ]
[Gretchen Cepek] [Walter R. White]
Secretary  President

S40897 3                                                   [Admin Tracking Identifier]

Maximum Anniversary Value Death Benefit Contract Schedule

Owner:                  [John Doe] Contract Number:                 [??687456]
[Joint Owner:     [Jane Doe]] Issue Date:                              [04/15/10]
Annuitant:          [John Doe]

End Date
Maximum Anniversary Value Death Benefit Maximum Birthday:       [91st] birthday

Contract Charges
Rider Fee: [0.15]%

S40898-ADV                                                                                                                                                                                     [Admin Tracking Identifier]